Exhibit 99.1

Apple Reports Fourth Quarter Results

Company revenue sets September quarter record

Services and Mac revenue reach new all-time high

CUPERTINO, California — October 29, 2020 — Apple® today announced financial results for its fiscal 2020 fourth quarter ended September 26, 2020. The Company posted record September quarter revenue of $64.7 billion and quarterly earnings per diluted share of $0.73. International sales accounted for 59 percent of the quarter’s revenue.

“Apple capped off a fiscal year defined by innovation in the face of adversity with a September quarter record, led by all-time records for Mac and Services,” said Tim Cook, Apple’s CEO. “Despite the ongoing impacts of COVID-19, Apple is in the midst of our most prolific product introduction period ever, and the early response to all our new products, led by our first 5G-enabled iPhone lineup, has been tremendously positive. From remote learning to the home office, Apple products have been a window to the world for users as the pandemic continues, and our teams have met the needs of this moment with creativity, passion, and the kinds of big ideas that only Apple can deliver.”

“Our outstanding September quarter performance concludes a remarkable fiscal year, where we established new all-time records for revenue, earnings per share, and free cash flow, in spite of an extremely volatile and challenging macro environment,” said Luca Maestri, Apple’s CFO. “Our sales results and the unmatched loyalty of our customers drove our active installed base of devices to an all-time high in all of our major product categories. We also returned nearly $22 billion to shareholders during the quarter, as we maintain our target of reaching a net cash neutral position over time.”

Apple’s Board of Directors has declared a cash dividend of $0.205 per share of the Company’s common stock. The dividend is payable on November 12, 2020 to shareholders of record as of the close of business on November 9, 2020.

Apple will provide live streaming of its Q4 2020 financial results conference call beginning at 2:00 p.m. PT on October 29, 2020 at apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic; anticipated revenue, gross margin, operating expenses, other income/(expense), and tax rate; plans for return of capital; and our goal of maintaining a net cash neutral position. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet Quayle
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2020 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales:
Products	$50,149	$51,529	$220,747	$213,883
Services	14,549	12,511	53,768	46,291
Total net sales (1)	64,698	64,040	274,515	260,174
Cost of sales:
Products	35,197	35,238	151,286	144,996
Services	4,812	4,489	18,273	16,786
Total cost of sales	40,009	39,727	169,559	161,782
Gross margin	24,689	24,313	104,956	98,392

Operating expenses:
Research and development	4,978	4,110	18,752	16,217
Selling, general and administrative	4,936	4,578	19,916	18,245
Total operating expenses	9,914	8,688	38,668	34,462

Operating income	14,775	15,625	66,288	63,930
Other income/(expense), net	126	502	803	1,807
Income before provision for income taxes	14,901	16,127	67,091	65,737
Provision for income taxes	2,228	2,441	9,680	10,481
Net income	$12,673	$13,686	$57,411	$55,256

Earnings per share:
Basic	$0.74	$0.76	$3.31	$2.99
Diluted	$0.73	$0.76	$3.28	$2.97
Shares used in computing earnings per share:
Basic	17,057,622	17,963,249	17,352,119	18,471,336
Diluted	17,256,521	18,081,493	17,528,214	18,595,651

(1) Net sales by reportable segment:
Americas	$30,698	$29,322	$124,556	$116,914
Europe	16,900	14,946	68,640	60,288
Greater China	7,946	11,134	40,308	43,678
Japan	5,023	4,982	21,418	21,506
Rest of Asia Pacific	4,131	3,656	19,593	17,788
Total net sales	$64,698	$64,040	$274,515	$260,174

(1) Net sales by category:
iPhone	$26,444	$33,362	$137,781	$142,381
Mac	9,032	6,991	28,622	25,740
iPad	6,797	4,656	23,724	21,280
Wearables, Home and Accessories	7,876	6,520	30,620	24,482
Services	14,549	12,511	53,768	46,291
Total net sales	$64,698	$64,040	$274,515	$260,174

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	September 26, 2020	September 28, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$38,016	$48,844
Marketable securities	52,927	51,713
Accounts receivable, net	16,120	22,926
Inventories	4,061	4,106
Vendor non-trade receivables	21,325	22,878
Other current assets	11,264	12,352
Total current assets	143,713	162,819

Non-current assets:
Marketable securities	100,887	105,341
Property, plant and equipment, net	36,766	37,378
Other non-current assets	42,522	32,978
Total non-current assets	180,175	175,697
Total assets	$323,888	$338,516

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$42,296	$46,236
Other current liabilities	42,684	37,720
Deferred revenue	6,643	5,522
Commercial paper	4,996	5,980
Term debt	8,773	10,260
Total current liabilities	105,392	105,718

Non-current liabilities:
Term debt	98,667	91,807
Other non-current liabilities	54,490	50,503
Total non-current liabilities	153,157	142,310
Total liabilities	258,549	248,028

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 16,976,763 and 17,772,945 shares issued and outstanding, respectively	50,779	45,174
Retained earnings	14,966	45,898
Accumulated other comprehensive income/(loss)	(406)	(584)
Total shareholders’ equity	65,339	90,488
Total liabilities and shareholders’ equity	$323,888	$338,516

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 26, 2020	September 28, 2019
Cash, cash equivalents and restricted cash, beginning balances	$50,224	$25,913
Operating activities:
Net income	57,411	55,256
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	11,056	12,547
Share-based compensation expense	6,829	6,068
Deferred income tax benefit	(215)	(340)
Other	(97)	(652)
Changes in operating assets and liabilities:
Accounts receivable, net	6,917	245
Inventories	(127)	(289)
Vendor non-trade receivables	1,553	2,931
Other current and non-current assets	(9,588)	873
Accounts payable	(4,062)	(1,923)
Deferred revenue	2,081	(625)
Other current and non-current liabilities	8,916	(4,700)
Cash generated by operating activities	80,674	69,391
Investing activities:
Purchases of marketable securities	(114,938)	(39,630)
Proceeds from maturities of marketable securities	69,918	40,102
Proceeds from sales of marketable securities	50,473	56,988
Payments for acquisition of property, plant and equipment	(7,309)	(10,495)
Payments made in connection with business acquisitions, net	(1,524)	(624)
Purchases of non-marketable securities	(210)	(1,001)
Proceeds from non-marketable securities	92	1,634
Other	(791)	(1,078)
Cash generated by/(used in) investing activities	(4,289)	45,896
Financing activities:
Proceeds from issuance of common stock	880	781
Payments for taxes related to net share settlement of equity awards	(3,634)	(2,817)
Payments for dividends and dividend equivalents	(14,081)	(14,119)
Repurchases of common stock	(72,358)	(66,897)
Proceeds from issuance of term debt, net	16,091	6,963
Repayments of term debt	(12,629)	(8,805)
Repayments of commercial paper, net	(963)	(5,977)
Other	(126)	(105)
Cash used in financing activities	(86,820)	(90,976)
Increase/(Decrease) in cash, cash equivalents and restricted cash	(10,435)	24,311
Cash, cash equivalents and restricted cash, ending balances	$39,789	$50,224
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$9,501	$15,263
Cash paid for interest	$3,002	$3,423